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                                                                   EXHIBIT 10.12

                  SEPARATION, CONSULTING AND RELEASE AGREEMENT

     This Separation, Consulting and Release Agreement (the "Agreement") is made and entered into this 13th day of September, 2004, effective as of the 1st day of September, 2004 (the "Agreement Effective Date"), by and between U.S. Gas & Electric, Inc. (the "Company") and Don Secunda ("Secunda").

                                    RECITALS

     Secunda has been providing services to the Company as Chief Executive Officer of the Company; and

     The Company and Secunda have agreed that Secunda's employment with the Company shall cease as of the Agreement Effective Date; and

     The Company and Secunda have agreed that Secunda shall remain as an independent consultant to the Company and its subsidiaries for an additional period of time on the terms set forth herein; and

     Secunda acknowledges that in connection with his employment with the Company (and in the future in connection with his providing consulting services to the Company), he has been given access to (or will in the future be given access to) certain confidential and proprietary information relating to the Company and its business operations, and in connection with the cessation of Secunda's employment with the Company, the parties wish to confirm certain understandings with respect thereto.

                               TERMS OF AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. End of Employment Period. The parties mutually agree that effective on the Agreement Effective Date:

     a.   Secunda shall no longer be an employee of the Company;

     b. Secunda shall resign and shall no longer be an officer or director of the Company;

     c. Except as set forth herein, the parties hereby release each other from any and all further obligations under any existing agreements or understandings between them with respect to Secunda's employment with the Company, including that certain Employment Agreement dated as of March 18, 2002 and any amendments thereto;

     d. The 2,000,000 shares of the Company's issued and outstanding common stock that were previously issued to Secunda for services will be cancelled (and
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          Secunda shall deliver the certificate(s) representing such shares to the Company for cancellation); and

     e. All stock options and any other rights to purchase securities of the Company held by Secunda shall be cancelled.

     2. Consulting Agreement.

     a. From and after the Agreement Effective Date until August 31, 2005 (the "Consulting Period"), Secunda agrees to act as a part time consultant to the Company. Without limiting the foregoing, Secunda shall assist the Company with such matters and projects as are assigned to him from time to time by the Company's Chief Executive Officer, including matters relating to the Company's contemplated Reorganization (as defined below).

     b. During the Consulting Period, the Company shall continue to make available to Secunda the use of an office and computer, and the Company shall continue to reimburse Secunda for such of his out-of-pocket expenses relating to his services as a consultant to the Company as are approved in advance by the Company's Chief Executive Officer.

     c. During the Consulting Period, Secunda shall receive the following compensation:

               (i) a gross monthly consulting fee of $3,000, payable in arrears, with the first payment due on September 30, 2004 and each month thereafter on the same date (Secunda shall be responsible for all taxes with respect to such compensation);

               (ii) a $30,000 bonus upon the Company's successful completion of the Reorganization; and

               (iii) 5% of the Class B Management Shares or such other shares as are issued to the Company's management in connection with the Reorganization.

     3. Reorganization. Secunda acknowledges that the Company is currently preparing to make an offer to its investors (including within that group those investors who purchased interests in the three drilling programs sponsored by the Company) to reorganize the Company's debt and equity in an out-of-court reorganization (the "Reorganization") in order to deal with certain rescission obligations that the Company purportedly has to the investors. In connection with the Reorganization, Secunda agrees as follows:

     a. Secunda will support the Company's efforts to complete the Reorganization and will use his good faith commercially reasonable efforts to assist the Company's management in seeking the approval of the Company's investors to the terms of the Reorganization;

     b. The MJL Trust ("Trust") is the owner of 12,000,000 shares (the "Shares") of the Company's issued and outstanding common stock. To his knowledge and belief,


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          Secunda is the ultimate beneficial owner (for SEC purposes) of the
          Shares owned by the Trust and has the power to vote and dispose of the Shares on behalf of the Trust. With respect to the Trust and the Shares, Secunda agrees as follows:

               (i) Effective as the Agreement Effective Date, Secunda shall transfer such rights as he has in the Trust and in the Shares, and thereby his rights to control the voting and disposition of the Shares held by the Trust, to Doug Marcille, for the benefit of all of the Company's shareholders. In furtherance of this objective, Secunda agrees to deliver all documents in his possession (including the certificate(s) representing the Shares) relating to the Trust and the Shares and to execute any and all documents as may be reasonably required to effect this transfer of control; and

               (ii) Effective as of the effective date of the Reorganization, and as part of the Reorganization, Secunda agrees that the Shares shall be cancelled (and in that regard, Secunda agrees to deliver the certificate(s) representing the Shares to the Company and to execute such documents as are reasonably required to the effect this cancellation).

     c. During 2003 and 2004, Secunda made an unsecured subordinated loan (the "Loan") to the Company on the terms forth in that certain Promissory Note dated November 12, 2003. At the Agreement Effective Date, the principal amount of the Loan was $84,900, plus accrued but unpaid interest through that date. The Loan is subordinated to all creditor claims, including rescission claims of holders of the Company's securities (and the securities of the three drilling programs sponsored by the Company). The Loan matures on the earlier of the completion of the Reorganization or the successful payment in full of all rescission claims due to the investors. Secunda agrees, with respect to the Loan:

               (i) to subordinate his loan to any secured financing of the Company, and to execute a subordination agreement with respect to any and all secured financing to the extent and on such form as is reasonably required by the lender; and

               (ii) upon the effective date of the Reorganization, to convert all outstanding principal and interest due under the Loan at that date into shares of the Company's common stock. While the terms of the conversion have not yet been finalized, Secunda agrees to convert the Loan at the same conversion price at which unrelated note-holders convert their loans into equity, or, if no unrelated note-holders convert their loans to equity as part of the reorganization, at such price as is determined between the Company and Secunda.

     4. Definitions. The terms below shall have the following meanings when used throughout this Agreement:


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     a.   "Confidential Documents" shall mean and include all files, letters, memoranda, reports, records, computer disks or other computer storage medium, data models or any photographic or other tangible materials containing Confidential Information, whether created by the Company, Secunda or any other party, and all copies, excerpts and summaries thereof which shall come into the custody or possession of Secunda.

     b. "Confidential Information" shall mean and include all information whether written or oral, tangible or intangible, of a private, secret, proprietary or confidential nature, of or concerning the Company and its business and operations, including, without limitation, any trade secrets or know-how, computer software programs in both source code and object code form (including, without limitation, Programs) and any rights relating thereto, information relating to any product (where actual or proposed), development (including any improvement, advancement or modification thereto), technology, technique, process or methodology, any sales, promotional or marketing plans, programs techniques, practices or strategies, any expansion plans (including existing and entry into new geographic and/or product markets), any operational and management guidelines, any corporate and commercial policies, any cost, pricing or other financial data or projections, the identity and background of any customer, prospect or supplier, and any other information which is to be treated as confidential because of any duty of confidentiality owed by the Company to a third party or any other information that the Company shall, in the ordinary course of business, possess or use and not release externally without restriction on use or disclosure.

     c. Notwithstanding the foregoing, Confidential Information shall not include any information that (i) becomes available to Secunda from a source other than the Company that is not bound by a duty of confidentiality to the Company, (ii) becomes generally available or known in the industry other than as a result of its disclosure by Secunda, or (iii) has been independently developed by Secunda after the end of the Consulting Agreement and may be disclosed by him without breach of the Agreement, provided, in each case, that Secunda shall bear the burden of demonstrating that the information falls under one of the above-described exceptions.

     d. "Programs" shall mean certain routines, object and source codes, specifications, flowcharts and other material and documentation, together with all information data and know-how, alterations, corrections, improvements and upgrades thereto.

     5. Treatment of Confidential Information.

     a. Ownership and Implied Rights. Secunda acknowledges that all Confidential Information and Confidential Documents are and shall remain the exclusive property of the Company, and nothing in this Agreement or any document relating to Secunda's employment or consulting relationship with the Company or any course of conduct between the Company and Secunda shall be deemed to


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          grant Secunda any right in or to all or any portion of the
          Confidential Information or Confidential Documents.

     b. Use and Disclosure. Secunda agrees that he shall: (i) hold the Confidential Information and Confidential Documents in confidence and refrain from disclosing the Confidential Information or transmitting any Confidential Documents to any other party; (ii) take all reasonable precautions necessary to ensure that the Confidential Information and Confidential Documents shall not be, or be permitted to be, shown, copied or disclosed to third parties, without the prior written consent of the Company; and (iii) observe all security policies implemented by the Company from time to time with respect to the Confidential Information and Confidential Documents. The Company agrees to notify Secunda of any additional or changed security policies with respect to the Confidential Information and Confidential Documents in the manner it generally notifies its employees.

     c. Return of Confidential Documents and Company Property. Secunda shall return all Confidential Documents to the Company (without retaining any copies, computer files, extracts or other reproductions in whole or in part thereof) upon execution of this Agreement. Further, Secunda shall return any and all Company property in his possession upon termination of the Consulting Period.

     d. Ordered Disclosure. In the event that Secunda is ordered to disclose any Confidential Information and Confidential Documents, whether in a legal or regulatory proceeding or otherwise, Secunda shall provide the Company with prompt notice of such request or order so that the Company may seek to prevent disclosure or, if that cannot be achieved, the entry of a protective order or other appropriate protective device or procedure in order to assure, to the extent practicable, compliance with the provisions of this Agreement. In the case of any disclosure, Secunda shall disclose only that portion of the Confidential Information or Confidential Documents that he is ordered to disclose.

     6. Agreement Not to Compete. Secunda acknowledges that in connection with his employment with the Company, he had access to Confidential Documents, Confidential Information, and the Company's customers, suppliers and employees, all of which have substantial competitive value to the Company and as to which the Company has a legitimate business interest in protecting. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Secunda agrees that for a period commencing on the Agreement Effective Date and ending on the date which is one year after the end of the Consulting Period, he shall not directly or indirectly:

     a. in the United States, engage or participate in, or assist, advise or be connected with (including as an owner, joint venturer, partner officer, director, employee, consultant, agent, independent contractor, security holder, lender or, without limitation by the specific enumeration of the foregoing, otherwise), any person, entity or business enterprise involved in a business that is competitive with any current or former business of the Company; provided, however, that the beneficial


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
          ownership of less than five percent (5%) of any class of securities of any entity having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this section; and

     b. except in connection with assisting the Company in completing the Reorganization, solicit, attempt to solicit or aid in the solicitation of any investor of the Company or of the drilling programs sponsored by the Company, or induce, request or advise any vendor or supplier of the Company to withdraw, curtail or cancel any of its business with the Company.

     7. Agreement Not to Disparage.

     a. Secunda agrees not to make any statements which disparage the Company or its officers, directors, employees, products or services, or use the name of the Company in a manner which, in the Company's reasonable judgment, may diminish or otherwise damage the Company's reputation or goodwill. Secunda further agrees not to discuss Company activities, plans or other matters (whether or not such activities are covered by the provisions of this Agreement) with anyone other than the Company's Chief Executive Officer and persons expressly designated by the Company's Chief Executive Officer.

     b. The Company agrees not to make any statements which disparage Secunda or his prior services to the Company, nor to make any statements which may diminish or otherwise damage Secunda's reputation or goodwill.

     8. Remedies Upon Breach.

     a. Secunda acknowledges that his service with the Company was of a special and unique character and places him in a position of trust and confidence with the Confidential Information and Confidential Documents and with the employees, customers and suppliers of the Company, and that the Confidential Information and Confidential Documents are of a special and unique character that give them a peculiar value, and, as a result, any breach of Secunda's obligations under this Agreement may cause the Company great and irreparable injury that cannot be adequately compensated by the payment of damages in an action at law. Accordingly, upon the breach by Secunda of any of his covenants under this Agreement, including without limitation the provisions of Sections 5, 6 and 7, the Company's obligations to pay any amounts pursuant to Section 2 hereof shall immediately terminate, and all other obligations of the Company under this Agreement shall immediately terminate; in addition, the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to redress any breach, or to prevent any threatened breach (and the Company shall not be required to post any bond or prove special damages) of this Agreement, and in the event that the Company successfully obtains injunctive relief or other remedies as a result of a breach or threatened breach of this Agreement, Secunda shall pay any and all costs and expenses (including


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          reasonable attorneys' fees and expenses) incurred by the Company in enforcing its rights hereunder. Nothing contained in this Agreement shall, however, be construed as a waiver by the Company of any right, including, without limitation, the Company's right to seek and obtain a damages for breach of this Agreement.

     9. Indemnification. The Company agrees that after the Agreement Effective Date, Secunda shall continue to have such indemnification rights as he had prior to such date, in accordance with Delaware law and the Company's Articles of Incorporation and By-Laws.

     10. Release by Secunda of Employment Claims. Secunda hereby releases and forever discharges the Company, its subsidiaries, parent and affiliated companies and its respective shareholders, officers, directors, employees, agents, attorneys, successors and assigns from any and all manner of claims, debts, demands, damages, liabilities and causes of action, whether known or unknown which Secunda or Secunda's heirs and personal representatives may have had, may presently have or claim to have, arising from the beginning of the world through the date hereof, relating to Secunda's employment by the Company, any predecessor, successor or other related entity, or the termination of that employment including, but not limited to, causes of action arising under or related to any state or federal discrimination laws, including but not limited to, Title VII of the Civil Rights Act of 1963, as amended (42 U.S.C. Section 2000e, et. seq.), the Fair Labor Standards Act of 1983 (29 U.S.C. Section 201 et. seq.), the Employee Retirement Income Security Act of 1974 ("ERISA") (29 U.S.C. Section 10001 et. seq.), the Age Discrimination in Employment Act ("ADEA") (29 U.S.C. Section 621 et. seq.), the Americans with Disabilities Act ("ADA") (42 U.S.C. Section 12101 et. seq.) and claims which have arisen on matters governed by state and local laws and regulations, including, but not limited to, claims for wages, separation pay or accrued benefits, claims which have arisen under the Florida Civil Rights Act of 1992 (Section 760.01 et. seq., Florida Statutes), any Workers' Compensation Law, RICO, racketeering, obstruction of justice, wire fraud, and claims of libel, slander, breach of contract, wrongful discharge, impairment of economic opportunity, and including, but not limited to, all claims of personal injury, including mental and physical pain and suffering, intentional infliction of emotional distress and any other actions in tort or contract.

     11. General Releases. Effective upon the consummation of the
Reorganization:

     a. Secunda hereby releases and forever discharges the Company, its subsidiaries, parent and affiliated companies and its respective shareholders, officers, directors, employees, agents, attorneys, successors and assigns from any and all manner of claims, debts, demands, damages, liabilities and causes of action, whether known or unknown which Secunda or Secunda's heirs and personal representatives may have had, may presently have or claim to have, arising from the beginning of the world through the date hereof; provided, however, that the indemnification rights provided by Section 9 shall continue after the effective date of the Reorganization.

     b. the Company hereby releases and forever discharges Secunda, his heirs, attorneys, successors and assigns from any and all manner of claims, debts, demands, damages, liabilities and causes of action, whether known or unknown which the


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          Company may have had, may presently have or claim to have, arising from the beginning of the world through the date hereof.

     12. Assignment. This Agreement shall be binding on and inure to the benefit of the parties and their successors and permitted assigns. The Company may assign its rights and obligations under this Agreement without consent of Secunda to a successor of the Company organized in connection with and to effectuate the Reorganization. Secunda may not assign any of his rights or obligations under this Agreement without the prior written consent of the Company.

     13. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or relative to this Agreement or the relationship of Secunda and the Company shall be instituted only in the state or federal courts located in Dade County, in the State of Florida, and each party waives any objection which such party may now or hereafter have to such venue or jurisdictional court in any action, suit or proceeding. All service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to such party at the address set forth herein. Secunda also agrees that all documents he has executed or will execute in the future and all policies and procedures of the Company in connection with Secunda's employment relationship with the Company are governed by the laws of the State of Florida.

     14. Waiver, Severability. Any failure on the part of the Company to insist upon the performance of this Agreement or any part hereof shall not constitute a waiver of any right under this Agreement. No waiver of any provision of this Agreement shall be effective unless in writing and executed by the party waiving the right. The parties agree that the covenants included in this Agreement are, taken as a whole, reasonable in their duration and scope, and necessary to protect the legitimate business interests of the Company, and it is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, in any judicial proceeding, a court shall refuse to enforce all or any part of the separate covenants included in this Agreement, then such unenforceable covenant shall be deemed modified to the extent necessary to permit the remaining covenants to be enforced.

     15. Applicability. This Agreement expresses the entire agreement between Secunda and the Company with respect to the subject matter of this Agreement and supersedes all prior oral or written understandings or agreements regarding that subject matter. This Agreement shall amend and shall hereby be incorporated into any existing contract, agreement, arrangement or understanding between the Company and Secunda. This Agreement shall not merge into, but shall survive any subsequent contract, agreement or deed unless expressly referenced therein. This Agreement may only be amended in a writing signed by both of the parties hereto.

     16. Waiver of Jury Trial. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS OR RELATES TO THIS AGREEMENT, ANY TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE HEREOF OR THE


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RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT
LIABILITY OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT (STATUTORY, CONSTITUTIONAL, COMMON LAW OR OTHERWISE) IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE OTHER PARTIES' RIGHT TO TRIAL BY JURY. NO PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

                            [SIGNATURES ON NEXT PAGE]


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         SIGNATURE PAGE TO SEPARATION, CONSULTING AND RELEASE AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Agreement this ___ day of September, 2004.


                                        /s/ Don Secunda
                                        ----------------------------------------
                                        DON SECUNDA
                                        Address:
                                                 -------------------------------

                                                 -------------------------------
                                        Fax:     (    )
                                                  ----  ------------------------

STATE OF ____________________________ )
                                      ) SS:
COUNTY OF ___________________________ )

     The foregoing instrument was acknowledged before me this ____ day of September, 2005, by _____________________, who is personally known to me or who has produced ___________________ (type of identification) as identification.

                                        ----------------------------------------
                                        NOTARY PUBLIC, STATE OF

                                        ----------------------------------------
                                        (Print, Type or Stamp Commissioned
                                        Name of Notary Public)


                                        U.S. GAS & ELECTRIC, INC.


                                        By: /s/ Doug Marcille
                                            ------------------------------------
                                            Doug Marcille, Chief Executive
                                            Officer
                                        Address: c/o Akerman, Senterfitt &
                                                 Eidson, P.A.
                                                 One Southeast Third Avenue
                                                 Miami, Florida 33131
                                                 Fax: (305) 374-5095
                                                 Attn: Philip B. Schwartz, Esq.

STATE OF ____________________________ )
                                      ) SS:
COUNTY OF ___________________________ )

     The foregoing instrument was acknowledged before me this ____ day of September, 2005 by ______________________, of _______________, on behalf of the corporation. He/she is personally known to me or has produced _________________ (type of identification) as identification.

                                        ----------------------------------------
                                        NOTARY PUBLIC, STATE OF

                                        ----------------------------------------
                                        (Print, Type or Stamp Commissioned
                                        Name of Notary Public)


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